CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Precision Standard, Inc. on Form S-3 of our report dated March 31, 1996, except for Notes 6, 7, and 13 as to which the date is April 15, 1996, on our audits of the consolidated financial statements and financial statement schedules of Precision Standard, Inc. as of December 31, 1995, and for the years ended December 31, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts."



                                               /s/Coopers & Lybrand L.L.P.

Birmingham, Alabama
November 24, 1997